Confirming Statement

I, Jonathan S. Horwitz, as Reporting Person of Putnam Investment Management, LLC and/or Putnam, LLC, the Issuer's Investment Adviser and Indirect Parent Holding Company, respectively, hereby authorize and designate each and every Managing Director, Senior Vice President and Vice President in the Putnam Investments Legal and Compliance Department to file SEC Exchange Act Forms 3, 4 or 5 on my behalf until further notice in electronic format pursuant to Rule 101(b)(4) of Regulation S-T.

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/s/  Jonathan S. Horwitz